Exhibit 13(a)

EXPENSE LIMITATION AGREEMENT

THE VICTORY PORTFOLIOS

THIS AGREEMENT, effective as of August 1, 2013, by and between Victory Capital Management Inc. (the “Investment Adviser”) and The Victory Portfolios, a Delaware statutory trust (the “Trust”), on behalf of each series portfolio listed on Schedule A hereto, (each a “Fund” and collectively the “Funds”) individually, and not jointly;

WHEREAS, the Trust is an open-end management investment company of a series type registered with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and each Fund is a series of the Trust; and

WHEREAS, the Trust and the Investment Adviser have entered into an investment advisory agreement on behalf of the Funds (the “Advisory Agreement”), pursuant to which the Investment Adviser provides investment advisory services to the Funds for compensation based on the value of the average daily net assets of each Fund; and

WHEREAS, the Trust and the Investment Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain each Fund’s aggregate expenses below a level which may normally be incurred by the Fund;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      Expense Limitation.

1.1.                            Applicable Expense Limitation.  To the extent that the aggregate expenses incurred by a Fund in any fiscal year, including but not limited to investment advisory fees of the Investment Adviser (but excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of such Fund’s business), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount shall be the liability of the Investment Adviser.

1.2.                            Operating Expense Limit.  The maximum Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of the relevant class of shares of each Fund.  Advisory fee waivers must be uniform across all share classes of a given Fund.

2.                                      Term and Termination of Agreement.

This Agreement shall become effective on the date stated above only if approved by the Board of Trustees of the Trust and by a majority of the Trustees who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement.  This Agreement shall remain in effect with respect to each Fund for the period shown on Schedule A.  The

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Investment Adviser may extend the duration of any Operating Expense Limit for any Fund by delivering a revised Agreement to the Trust reflecting such extension.  This Agreement shall terminate with the respect to any Fund upon termination of the Advisory Agreement on behalf of that Fund.

3.                                      Recovery of Excess Expenses.

3.1                               Repayment.  To the extent that the Investment Adviser has waived all or part of its fees and/or reimbursed any of a Fund’s expenses to satisfy its liability for amounts in excess of that Fund’s Operating Expense Limit, the Investment Adviser may, if the Advisory Agreement is still in effect on behalf of that Fund, seek from that Fund repayment of such amounts for up to three years after the fiscal year in which the Investment Adviser waived any such fees and/or reimbursed any such expenses.  Subject to the above described requirement that the Advisory Agreement be in effect and the three year time limitation, the right of the Investment Adviser to repayment from a Fund under this Section 3.1 shall survive the termination of this Agreement with respect to that Fund.

3.2                               Limitations on Repayments.  A Fund will make no repayment if during the year in which the Investment Adviser seeks such repayments, the fund’s operating expenses exceed either (a) the Operating Expense Limit in effect at the time of the original fee waiver or expense reimbursement, or (b) the Operating Expense Limit in effect at the time the Investment Adviser seeks such repayment.  Any amounts repaid pursuant to Section 3.1 of this Agreement shall not include any additional charges, fees or interest.

3.3                               Board Reports.  Any amounts repaid pursuant to Section 3.1 of this Agreement will be reported to the Trust’s Board of Trustees at its first regular meeting following the quarter in which the repayment occurred.

4.                                      Miscellaneous.

4.1.                            Captions.  The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2.                            Interpretation.  Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust’s Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

4.3.                            Definitions.  Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

4.4.                            Prior Agreements.  This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

THE VICTORY PORTFOLIOS, on behalf of each Fund listed on Schedule A, individually and not jointly

By:
Name:	Michael D. Policarpo, II
Title:	President

VICTORY CAPITAL MANAGEMENT INC.

By:
Name:	David C. Brown
Title:	Chief Executive Officer

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SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT DATED August 1, 2013

BETWEEN

THE VICTORY PORTFOLIOS AND VICTORY CAPITAL MANAGEMENT INC.

OPERATING EXPENSE LIMITS AS OF June     , 2014

Fund/Class	Maximum Operating Expense Limit	Date of Termination	Effective Date of Waiver
Diversified Stock – Class R6	0.78%	Feb. 28, 2017	Mar. 1, 2014
Diversified Stock – Class Y	0.86%	Feb. 28, 2017	Feb. 29, 2012
Dividend Growth Fund – Class A	1.25%	Feb. 28, 2018	Oct. 24, 2012
Dividend Growth Fund – Class C	2.00%	Feb. 28, 2018	Oct. 24, 2012
Dividend Growth Fund – Class I	0.95%	Feb. 28, 2018	Oct. 24, 2012
Dividend Growth Fund – Class R	1.50%	Feb. 28, 2018	Oct. 24, 2012
Dividend Growth Fund – Class Y	1.00%	Feb. 28, 2018	Oct. 24, 2012
Established Value – Class R6	0.63%	Feb. 28, 2017	Mar. 1, 2014
Established Value - Class Y	0.83%	Feb. 28, 2017	Feb. 29, 2012
Emerging Markets Small Cap - Class A	1.80%	Mar. 31, 2017	Apr. 1, 2014
Emerging Markets Small Cap - Class C	2.55%	Mar. 31, 2017	Apr. 1, 2014
Emerging Markets Small Cap - Class I	1.50%	Mar. 31, 2017	Apr. 1, 2014
Emerging Markets Small Cap - Class Y	1.55%	Mar. 31, 2017	Apr. 1, 2014
Fund for Income - Class Y	0.71%	Feb. 28, 2017	Feb. 29, 2012
Global Equity - Class A	1.40%	Feb. 28, 2020	Mar. 1, 2010
Global Equity - Class C	2.15%	Feb. 28, 2020	Mar. 1, 2010
Global Equity - Class I	1.15%	Feb. 28, 2020	Mar. 1, 2010
Global Equity - Class R	1.67%	Feb. 28, 2018	Mar. 1, 2013

International – Class A	1.40%	Aug. 31, 2017	Aug. 1, 2013
International – Class C	2.15%	Aug. 31, 2017	Aug. 1, 2013
International – Class I	1.15%	Aug. 31, 2017	Aug. 1, 2013
International – Class R6	1.05%	Feb. 28, 2017	Mar. 1, 2014
International – Class R	1.70%	Feb. 28, 2018	Mar. 1, 2013
International - Class Y	1.15%	Feb. 28, 2017	Feb. 29, 2012
International Select – Class A	1.40%	Aug. 31, 2017	Aug. 1, 2013
International Select – Class C	2.15%	Aug. 31, 2017	Aug. 1, 2013
International Select – Class I	1.15%	Aug. 31, 2017	Aug. 1, 2013
International Select – Class R	1.69%	Feb. 28, 2018	March 1, 2013

Fund/Class	Maximum Operating Expense Limit	Date of Termination	Effective Date of Waiver
International Select – Class Y	1.15%	Feb. 28, 2017	Feb. 29, 2012
Investment Grade Convertible – Class I	1.00%	Feb. 28, 2015	Mar. 1, 2013
Large Cap Growth – Class C	2.10%	Feb. 28, 2015	Mar. 1, 2013
Large Cap Growth – Class I	0.95%	Feb. 28, 2015	Mar. 1, 2013
Large Cap Growth – Class R	1.65%	Feb. 28, 2015	Mar. 1, 2013
Large Cap Growth - Class Y	1.02%	Feb. 28, 2017	Feb. 29, 2012
National Municipal Bond - Class A	0.99%	Feb. 28, 2015	Mar. 1, 2013
National Municipal Bond - Class Y	0.72%	Feb. 28, 2017	Feb. 29, 2012
Select Fund – Class A	1.15%	Feb. 28, 2019	Jan. 1, 2014
Select Fund – Class I	0.90%	Feb. 28, 2019	Jan. 1, 2014
Small Company Opportunity - Class Y	1.15%	Feb. 28, 2017	Feb. 29, 2012
Special Value – Class C	2.20%	Feb. 28, 2015	Mar. 1, 2010

New Munder Fund/Class(1)	Maximum Operating Expense Limit(1)		Date of Termination(1)	Effective Date of Waiver(1)
Munder Total Return Fund – Class A	[ ]	%
Munder Total Return Fund – Class C	[ ]	%
Munder Total Return Fund – Class Y	[ ]	%
Munder Emerging Markets Small-Cap Fund– Class A	[ ]	%
Munder Emerging Markets Small-Cap Fund– Class Y	[ ]	%
Munder Growth Opportunities Fund– Class A	[ ]	%
Munder Growth Opportunities Fund– Class C	[ ]	%
Munder Growth Opportunities Fund– Class R	[ ]	%
Munder Growth Opportunities Fund– Class Y	[ ]	%
Munder Growth Opportunities Fund– Class A	[ ]	%
Munder Growth Opportunities Fund– Class Y	[ ]	%

(1)           For each series (“New Munder Fund”) of The Victory Portfolios that was created to reorganize with an existing series of Munder Series Trust (each a “Munder Fund”), Victory has agreed to contractually limit the New Munder Fund’s total annual operating expenses to not exceed the corresponding Munder Fund’s total net annual operating expenses determined as of June 30, 2014.  This contractual limitation will be in effect for two years following the close of the reorganization, expected to occur as of September 30, 2014.

New Munder Fund/Class(1)	Maximum Operating Expense Limit(1)		Date of Termination(1)	Effective Date of Waiver(1)
Munder Growth Opportunities Fund– Class R	[ ]	%
Munder Growth Opportunities Fund– Class Y	[ ]	%
Integrity Mid-Cap Value Fund– Class A	[ ]	%
Integrity Mid-Cap Value Fund– Class Y	[ ]	%
Integrity Small/Mid-Cap Value Fund– Class A	[ ]	%
Integrity Small/Mid-Cap Value Fund– Class Y	[ ]	%
Munder International Fund—Core Equity– Class A	[ ]	%
Munder International Fund—Core Equity– Class C	[ ]	%
Munder International Fund—Core Equity– Class Y	[ ]	%
Munder International Fund—Core Equity– Class I	[ ]	%
Munder International Small-Cap Fund– Class A	[ ]	%
Munder International Small-Cap Fund– Class C	[ ]	%
Munder International Small-Cap Fund– Class R6	[ ]	%
Munder International Small-Cap Fund– Class Y	[ ]	%
Munder International Small-Cap Fund– Class I	[ ]	%
Integrity Micro-Cap Equity Fund– Class A	[ ]	%
Integrity Micro-Cap Equity Fund– Class C	[ ]	%
Integrity Micro-Cap Equity Fund– Class Y	[ ]	%
Integrity Micro-Cap Equity Fund– Class R	[ ]	%
Integrity Micro-Cap Equity Fund– Class Y	[ ]	%
Munder Mid-Cap Core Growth Fund– Class A	[ ]	%
Munder Mid-Cap Core Growth	[ ]	%

New Munder Fund/Class(1)	Maximum Operating Expense Limit(1)		Date of Termination(1)	Effective Date of Waiver(1)
Fund– Class C
Munder Mid-Cap Core Growth Fund– Class Y	[ ]	%
Munder Mid-Cap Core Growth Fund– Class R	[ ]	%
Munder Mid-Cap Core Growth Fund– Class R6	[ ]	%
Munder Mid-Cap Core Growth Fund– Class Y	[ ]	%
Integrity Small-Cap Value Fund– Class A	[ ]	%
Integrity Small-Cap Value Fund– Class C	[ ]	%
Integrity Small-Cap Value Fund– Class Y	[ ]	%
Integrity Small-Cap Value Fund– Class R	[ ]	%
Integrity Small-Cap Value Fund– Class R6	[ ]	%
Integrity Small-Cap Value Fund– Class Y	[ ]	%